Exhibit 99.1

indie to Acquire CMOS Image Sensor Product Line from ams OSRAM

Augments indie’s ADAS Portfolio and Supports Expansion into Physical AI

ALISO VIEJO, California, May 11, 2026 - indie Semiconductor (Nasdaq: INDI), an automotive solutions innovator, has announced the signing of a definitive agreement to acquire the fabless CMOS image sensor group from ams OSRAM AG for a total consideration of 40 million euros.

With primary operations in Belgium and Portugal, this product line includes intelligent, high‑performance CMOS image sensors for a broad range of industrial, automation, and physical artificial intelligence (AI) applications. This portfolio of products, IP, and designs aligns with indie’s automotive ADAS sensing solutions and further strengthens the Company’s multimodal sensing capabilities across radar, vision, LiDAR, and ultrasonic.

“By integrating ams’ CMOS imagers with our sensor‑fusion hardware and perception software, we’re able to deliver unparalleled sensing systems for next‑generation autonomous machines, including emerging applications such as humanoid robots, cobots, and AMRs,” said Mark Tyndall, executive vice president of corporate development and investor relations at indie. “This unique carve-out extends our position in sensor‑fusion technology and significantly expands our portfolio of GaN SLED light‑source solutions. Together, these technologies broaden our offerings, opens new customer opportunities, and positions indie to capture a larger share of the rapidly emerging physical AI market.”

Image sensors are a key component of sensor-rich platforms within high-performance visual applications such as humanoids, cobots, and industrial automation. As noted by Research and Markets, the image sensor market is forecasted to grow to over $40 billion by 2030. This market growth is being driven by rising autonomy, safety regulations, and increased adoption of AI-based vision ADAS systems, as well as applications that require multimodal sensing, low-latency, and high-resolution.

The consideration includes a cash payment of 35 million euros paid at closing, and a 5 million euros vendor debt note provided by ams OSRAM. The transaction is subject to customary closing conditions, including regulatory approvals. It is expected to close in the third quarter of 2026 and be immediately accretive.

About indie

Headquartered in Aliso Viejo, CA, indie is empowering the automotive revolution with next-generation semiconductors, photonics, and perception software platforms. We focus on developing innovative, high-performance, and energy-efficient mixed-signal SoCs and system solutions for ADAS and adjacent industrial applications, including humanoid robotics, and quantum technology. Our sensors span all major modalities (Radar, Computer Vision, LiDAR, and Ultrasound), accelerating the proliferation of automated vehicle safety and sensing features. As a global innovator, we are an approved vendor to Tier 1 partners, and our solutions can be found in marquee automotive OEMs worldwide.

Please visit us at www.indie.inc to learn more.

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Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding the time to close the acquisition of the fabless CMOS image sensor group from ams OSRAM AG (the “Acquisition”), statements regarding the benefits and synergies of the Acquisition, including, our belief we will align the portfolio of products with our automotive ADAS sensing solutions to further strengthen our multimodal sensing capabilities across radar, vision, LiDAR, and ultrasonic, our ability to integrate the acquired CMOS sensors with our sensor‑fusion hardware and perception software to deliver sensing systems for next‑generation autonomous machines and extend our position in sensor‑fusion technology and expand our GaN SLED light‑source solutions, positioning indie to capture a larger share of the physical AI market. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026, as supplemented by our Quarterly Reports on Form 10-Q and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets, our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of the pending sale of our entire equity interest in Wuxi indie Microelectronics Technology Co., Ltd. and any potential adverse effects of such sale on our business, financial condition, operating results and stock price; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; current and potential trade restrictions and trade tensions, including trade and tariff actions taken or proposed by the US government affecting the countries where we operate; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

ir@indie.inc

Source: indie Semiconductor